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                                                                     EXHIBIT 2.3
                    SECOND AMENDMENT TO PURCHASE AGREEMENT

                                      AND

                         REPURCHASE AND SALE AGREEMENT


          THIS SECOND AMENDMENT TO PURCHASE AGREEMENT AND REPURCHASE AND SALE AGREEMENT (this "Amendment and Agreement") is made as of November 24, 1999, by
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and among ZEFER Corp., a Delaware corporation (the "Company") and GTCR Fund VI,
                                                    -------
L.P., a Delaware limited partnership ("GTCR Fund VI"), GTCR VI Executive Fund,
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L.P., a Delaware limited partnership ("Executive Fund") and GTCR Associates VI,
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a Delaware general partnership ("Associates Fund") (each a "Purchaser" and
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collectively, the "Purchasers").  Except as otherwise indicated, capitalized
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terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

          WHEREAS, the parties to this Amendment and Agreement are all of the parties to that certain Purchase Agreement, dated as of March 23, 1999 (as amended and modified from time to time), by and among the Company, GTCR Fund VI, Executive Fund and Associates Fund (the "Purchase Agreement");
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          WHEREAS, subject to the terms and conditions of the Purchase
Agreement, the Purchasers were to provide up to $97,500,000 as the equity portion of the debt and equity financing necessary to fund acquisitions and other internal growth initiatives of the Company;

          WHEREAS, the Company now desires to restructure the financing available to the Company for acquisitions and other internal growth initiatives;

          WHEREAS, as part of such restructuring, the Company and an affiliate of the Purchasers, GTCR Capital Partners, L.P., a Delaware limited partnership (the "Lender"), have entered into a Loan Agreement, dated as of the date hereof
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(as amended, modified and supplemented from time to time, the "Loan Agreement"),
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and a Warrant Agreement, dated as of the date hereof (as amended, modified and supplemented from time to time, the "Warrant Agreement"), pursuant to which the
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Lender intends to provide up to $32,196,296 in loans to the Company (the
"Aggregate Loan Amount") in exchange for a note of the Company and warrants
----------------------
representing the right to purchase shares of the Company's Common Stock and Class A Preferred;

          WHEREAS, in furtherance of such restructuring, the Company and the Purchasers desire to make certain amendments to the Purchase Agreement in accordance with Section 7D thereof to reduce the equity portion of the financing available from the Purchasers by an amount equal to the Aggregate Loan Amount; and

          WHEREAS, in furtherance of such restructuring, the Company desires to repurchase from the Purchasers, and the Purchasers desire to sell to the Company, 1,237,804 shares of Common Stock at a purchase price of $0.167 per share, and 1499 shares of Class A Preferred at a purchase price of $1000.00 per share.

          NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth, and the benefits to be derived herefrom by the Company and the Purchasers, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              ARTICLE I - SECOND AMENDMENT TO PURCHASE AGREEMENT
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     Section 1.  Amendments to Purchase Agreement.
                 --------------------------------

            1A. Section 1A of the Purchase Agreement shall be amended and restated as follows:

          Authorization of the Stock.  The Company shall authorize the issuance
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          and sale to the Purchasers of up to 61,973.704 shares (as adjusted from time to time as a result of stock dividends, stock splits, recapitalization and/or similar events) of its Class A Preferred Stock, par value $.01 per share (the "Class A Preferred"), and up to
                                                -----------------
          6,660,000 shares (as adjusted from time to time as a result of stock dividends, stock splits, recapitalization and/or similar events) of its Common Stock, par value $.01 per share (the "Common Stock"), each
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          having the rights and preferences set forth in Exhibit A attached
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          hereto.  The Class A Preferred and the Common Stock are collectively referred to herein as the "Stock."
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            1B.  Section 1B(b) of the Purchase Agreement shall be amended and restated as follows:

          The Company has been organized for the purpose of owning and operating a business in the electronic commerce consulting and implementation industry by means of first acquiring an existing business or businesses satisfactory to the Purchasers and thereafter from time to time making additional acquisitions which are synergistic with or otherwise complementary to such initial acquisition. The Purchasers intend to provide up to $65,303,704 (including the Pre-Acquisition Funding (as defined below)) as the equity portion of the debt and equity financing necessary to fund such acquisitions and for other internal growth initiatives, in each case as approved by the Board of Directors of the Company (the "Board") and the Purchasers (an
                                         -----
          "Approved Use"). The funds obtained by the Company from the Purchasers
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          on the Closing Date, along with additional equity investments by the
          Purchasers up to an aggregate of $3,000,000 (including the investment by the Purchasers on the Closing Date, the "Pre-Acquisition Funding"),
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          shall finance the Company's costs of conducting a search for the initial acquisition. The Purchasers' obligation to purchase any additional stock of the Company will be conditioned on the Company's not being in default under any of its material agreements, adequate debt financing being available to fund any proposed acquisition or other Approved Use on terms satisfactory to the Purchasers, and the Company's operations and the acquisition or other Approved Use being satisfactory to the Purchasers. In order to implement the foregoing, the Purchasers may purchase from time to time after the Closing, upon the written request of the Board in connection with an Approved Use,
          (i) up to an additional 5,660,000 shares of Common Stock at a price of $.50 per share and (ii) up to 61,973.704 shares of Class A Preferred at a price of $1,000 per share (the amounts and prices set forth in each of (i) and (ii) immediately above as adjusted from time to time as a result of stock dividends, stock splits, recapitalization and/or similar events). Each Purchaser shall purchase the percentage of such shares set forth next to such Purchaser's name on the signature pages attached hereto. At the time of any such purchase, each Purchaser shall be entitled to receive, and the Company shall be obligated to deliver, satisfactory representations and warranties and all other information and documentation as such Purchaser may reasonably request.

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     Section 2.  Limitations. Except as expressly amended by this Amendment and
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Agreement, all of the terms and provisions of the Purchase Agreement shall remain in full force and effect.

                  ARTICLE II -  REPURCHASE AND SALE AGREEMENT

     Section 1.  Repurchase and Sale of Common Stock. At the Closing (as defined
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in Section 2 below), (i) GTCR Fund VI shall sell to the Company and the Company
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shall purchase from GTCR Fund VI, 1,226,237 shares of Common Stock for an aggregate purchase price of $204,781.00, and 1,485 shares of Class A Preferred for an aggregate purchase price of $1,485,000.00, (ii) the Executive Fund shall sell to the Company and the Company shall purchase from the Executive Fund, 8,791 shares of Common Stock for an aggregate purchase price of $1,468.00, and 11 shares of Class A Preferred for an aggregate purchase price of $11,000.00, and (iii) the Associates Fund shall sell to the Company and the Company shall purchase from the Associates Fund, 2,776 shares of Common Stock for $463.00, and 3 shares of Class A Preferred for $3,000.00.

     Section 2.  The Closing. The closing of each repurchase and sale of Common
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Stock and Class A Preferred (the "Closing") shall take place at the offices of
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Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m.
on November 24, 1999. At the Closing, each Purchaser shall deliver to the Company stock certificates evidencing the shares of Common Stock and Class A Preferred to be repurchased by the Company, upon payment by the Company to the Purchasers of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account(s) designated by the Purchasers.

                         ARTICLE III -  MISCELLANEOUS

     Section 1.  Counterparts.  This Amendment and Agreement may be executed
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simultaneously in two or more counterparts (including by means of faxed signature pages), any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same Amendment and Agreement.

     Section 2.  Descriptive Headings, Interpretation. The descriptive headings
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of this Amendment and Agreement are inserted for convenience only and do not constitute a part of this Amendment and Agreement. The use of the word "including" in this Amendment and Agreement shall be by way of example rather than by limitation.

     Section 3.  Entire Agreement.  Except as otherwise expressly set forth
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herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof.

     Section 4.  Governing Law. The laws of the State of Delaware shall govern
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all issues concerning the relative rights of the Company and its stockholders and all other questions concerning the construction, validity and interpretation of this Amendment and Agreement, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of

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Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.



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          IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment to Purchase Agreement and Repurchase and Sale Agreement on the date first written above.


                                    ZEFER Corp.

                                    By:  /s/ William Seibel
                                       ------------------------------------
                                    Its: President


                                    GTCR FUND VI, L.P.

                                    By:  GTCR Partners VI, L.P.
                                    Its: General Partner

                                    By:  GTCR Golder Rauner, LLC
                                    Its: General Partner

                                    By:  /s/ illegible
                                       ------------------------------------
                                    Its: Principal


                                    GTCR VI EXECUTIVE FUND, L.P.

                                    By:  GTCR Partners VI, L.P.
                                    Its: General Partner

                                    By:  GTCR Golder Rauner, LLC
                                    Its: General Partner

                                    By:  /s/ illegible
                                       ------------------------------------
                                    Its: Principal


                                    GTCR ASSOCIATES VI, L.P.

                                    By:  GTCR Partners VI, L.P.
                                    Its: General Partner

                                    By:  GTCR Golder Rauner, LLC
                                    Its: General Partner

                                    By:  /s/ illegible
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                                    Its: Principal

         SIGNATURE PAGE TO SECOND AMENDMENT TO PURCHASE AGREEMENT AND
                         REPURCHASE AND SALE AGREEMENT